UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2012

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35259	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 –FINANCIAL INFORMATION

Item 2.02 Results of Operation and Financial Condition.

Ambient Corporation (the “Company”) anticipates revenues of approximately $10.0 million and $23.2 million, respectively, for the three and six months ended June 30, 2012 as compared to approximately $15.9 million and $27.9 million, respectively, for the corresponding periods in 2011. The Company also anticipates a loss from operations of approximately $1.8 million and $2.2 million, respectively, for the three and six months ended June 30, 2012 as compared to income from operations of approximately $2.5 million and $3.5 million, respectively, for the corresponding periods in 2011.  The increase in loss from operations is mainly attributable to lower sales volumes and increased investment in sales and marketing and research and development. The Company is unable to reasonably estimate its net loss for the three and six months ended June 30, 2012 as it has not yet finalized the impacts of the restatement of certain previously issued financial statements as discussed below.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Form 10-Q for the quarter ended June 30, 2012, management of the Company concluded that certain previously filed financial statements of the Company did not properly account for embedded derivative features of certain stock warrants previously issued by the Company in connection with convertible debt financings occurring between 2003 and 2008. The Company had previously classified the value of these warrants to purchase common stock as equity. After further review, the Company determined that these instruments should have been classified as liabilities.  Changes in the fair values of these instruments require adjustments to the amount of the liabilities recorded on the Company’s balance sheet, and the corresponding gain or loss is required to be recorded in the Company’s statement of operations. The Company is still assessing the impact of the adjustments and calculating warrant values in various accounting periods.  The adjustments for the accounting treatment of the warrants also impacts the accounting for the beneficial conversion features, debt discount and related amortization of the debt.  These are non-cash items and had no impact on the Company’s business operations or cash flows, and do not affect previously reported amounts of cash and cash equivalents, operating expenses, or operating income (loss).

Based on the recommendation of management, on August 14, 2012, our audit committee and board of directors determined, after discussions with our current independent accountants, PricewaterhouseCoopers LLP, and our prior independent accountants, Rotenberg, Meril Solomon Bertiger & Guttilla, P.C., that our audited financial statements for the years ended December 31, 2003 through 2011 and unaudited interim financial statements for the quarters ended March 31, June 30, and September 30 for such years, and our unaudited interim financial statements for the quarter ended March 31, 2012 should not be relied upon. In addition, any press releases containing financial information for such periods should not be relied upon.

The Company expects to restate its financial results for the fiscal years ended December 31, 2007 through 2011, as well as the quarters in the fiscal years ended December 31, 2010 and 2011 and the first quarter of fiscal 2012.  The Company will include its restated audited annual financial statements in a Form 10-K/A for the fiscal year ended December 31, 2011 and its restated unaudited interim financial statements in a Form 10-Q/A for the quarterly period ended March 31, 2012.  The Form 10-K/A will also include restated quarterly financial information for each of the quarterly periods in the fiscal years ended December 31, 2010 and 2011.  The Company believes that these amended and restated filings will contain disclosures that are adequate and appropriate to restate the relevant financial information for the accounting errors noted with respect to previous reporting periods. The board of directors and audit committee unanimously approved, authorized and directed such restatements to be filed as soon as practicable.

Management has not yet completed its assessment of the impact, if any, that these accounting errors and adjustments may have on the effectiveness of the Company’s disclosure controls and procedures and its internal control over financial reporting, including whether or not a material weakness exists.

This Current Report on Form 8-K contains forward-looking statements, including forward-looking statements relating to the Company's financial results for the three and six months ended June 30, 2012. These statements are based on management's current expectations and involve a number of risks and uncertainties, including risks described in our filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the Company's anticipated or expected results and the results in the forward-looking statements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release issued by Ambient Corporation dated as of August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: August 15, 2012	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press release issued by Ambient Corporation dated as of August 15, 2012.